UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 29, 2009

VENTAS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 S. Wacker Drive, Suite 4800, Chicago, Illinois		60606
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 483-6827

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On October 29, 2009, Ventas, Inc. (the “Company”) issued a press release announcing its results of operations for the quarter ended September 30, 2009.

A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated in this Item 2.02 by reference.

The press release states that the Company’s normalized funds from operations (“FFO”) for the quarter ended September 30, 2009 were $103.4 million, or $0.66 per diluted common share, as compared to $96.2 million, or $0.68 per diluted common share, for the quarter ended September 30, 2008. FFO, as defined by the National Association of Real Estate Investment Trusts, was $98.3 million, or $0.63 per diluted common share, in the third quarter of 2009, compared to $113.0 million, or $0.80 per diluted common share, in the third quarter of 2008. The Company’s net income attributable to common stockholders for the quarter ended September 30, 2009 was $49.8 million, or $0.32 per diluted common share (after discontinued operations of $0.1 million), versus $63.8 million, or $0.45 per diluted common share (after discontinued operations of $1.6 million), for the 2008 comparable period.

For the nine months ended September 30, 2009, the Company’s normalized FFO was $304.2 million, or $2.01 per diluted common share, as compared to $285.5 million, or $2.06 per diluted common share, for the nine months ended September 30, 2008. For the first nine months of 2009, the Company’s net income attributable to common stockholders was $212.4 million, or $1.40 per diluted common share (after discontinued operations of $71.4 million), versus $165.1 million, or $1.19 per diluted common share (after discontinued operations of $32.5 million), for the comparable period in 2008.

The press release also states that the Company expects its normalized FFO for the year ending December 31, 2009 to be between $2.62 and $2.65 per diluted common share. The Company expects its net income attributable to common stockholders for 2009 to be between $1.69 and $1.71 per diluted common share.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s or its tenants’, operators’, managers’ or borrowers’ expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, acquisitions, investment opportunities, merger integration, growth opportunities, dispositions, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the Company’s expectations. The Company does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially from expectations depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. These factors include without limitation: (a) the ability and willingness of the Company’s operators, tenants, borrowers, managers and other third parties to meet and/or perform their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold the Company harmless from and against various claims, litigation and liabilities; (b) the ability of the Company’s operators, tenants, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (c) the Company’s success in implementing its business strategy and its ability to identify, underwrite, consummate, finance and integrate diversifying acquisitions or investments, including those in different asset types and outside the United States; (d) the nature and extent of future competition; (e) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (f) increases in the Company’s cost of borrowing as a result of changes in interest rates and other factors; (g) the ability of the Company’s operators and managers, as applicable, to deliver high quality services, to attract and retain qualified personnel and to attract residents and patients; (h) the results of litigation affecting the Company; (i) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues and its ability to access the capital markets or other sources of funds; (j) the Company’s ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; (k) the Company’s ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; (l) final determination of the Company’s taxable net income for the year ending December 31, 2009; (m) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases and the Company’s ability to reposition its properties on the same or better terms in the event such leases expire and are not renewed by the Company’s tenants or in the event the Company exercises its right to replace an existing tenant upon default; (n) risks associated with the Company’s senior living operating portfolio, such as factors causing volatility in the Company’s operating income and earnings generated by its properties, including without limitation national and regional economic conditions, costs of materials, energy, labor and services, employee benefit costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (o) the movement of U.S. and Canadian exchange rates; (p) year-over-year changes in the Consumer Price Index and the effect of those changes on the rent escalators, including the rent escalator for Master Lease 2 with Kindred Healthcare, Inc., and the Company’s earnings; (q) the Company’s ability and the ability of its operators, tenants, borrowers and managers to obtain and maintain adequate liability and other insurance from reputable and financially stable providers; (r) the impact of increased operating costs and uninsured professional liability claims on the liquidity, financial condition and results of operations of the Company’s operators, tenants, borrowers and managers, and the ability of the Company’s operators, tenants, borrowers and managers to accurately estimate the magnitude of those claims; (s) the ability and willingness of the lenders under the Company’s unsecured revolving credit facilities to fund, in whole or in part, borrowing requests made by the Company from time to time; (t) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; and (u) the impact of any financial, accounting, legal or regulatory issues that may affect the Company’s major tenants, operators or managers. Many of these factors are beyond the control of the Company and its management.

Item 7.01.	Regulation FD Disclosure.

Supplemental information regarding the Company’s portfolio of seniors housing and healthcare assets for the quarter ended September 30, 2009 is furnished herewith as Exhibit 99.2 and incorporated in this Item 7.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits:

Exhibit Number	Description

99.1	Press release issued by the Company on October 29, 2009.

99.2	Ventas, Inc. Third Quarter 2009 Supplemental Data.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.

Date: October 29, 2009	By:	/s/ T. Richard Riney
T. Richard Riney
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by the Company on October 29, 2009.

99.2	Ventas, Inc. Third Quarter 2009 Supplemental Data.